                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-31376 on Form S-4 of Associates First Capital Corporation and the following Registration Statements of Arcadia Financial Ltd. of our report dated February 29, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for recognition of sales of asset-backed securities) appearing in this Annual Report on Form 10-K of Arcadia Financial Ltd. for the year ended December 31, 1999.

                     REGISTRATION
FORM                 STATEMENT NO.                                           PURPOSE
S-3                        33-94018         Warrants to Purchase Common Stock
S-3                        33-98080         Warrants to Purchase Common Stock
S-3                       333-60531         Subordinated Extendible and Fixed-Term Notes
S-3                       333-18027         Universal Shelf
S-3                       333-85353         Universal Shelf
S-3                       333-84433         Subordinated Extendible and Fixed-Term Notes
S-8                        33-56782         Olympic Financial Ltd. 1990 Stock Option Plan, the Olympic
                                               Financial Ltd. 1992 Director Stock Option Plan, and the
                                               Employee Stock Purchase Plan
S-8                        33-86484         Olympic Financial Ltd. 1994-1997 Restricted Stock Election
                                               Plan
S-8                       333-03801         Olympic Financial Ltd. 1998-2000 Restricted Stock Election
                                               Plan
S-8                       333-05387         Olympic Financial Ltd. Employee Stock Purchase Plan
S-8                        33-08599         Olympic Financial Ltd. 401(k) Profit Sharing Plan
S-8                        33-94228         Olympic Financial Ltd. 1990 Stock Option Plan, Olympic
                                               Financial Ltd. 1992 Director Stock Option Plan, and Olympic
                                               Financial Ltd. 1994-1997 Restricted Stock Election Plan
S-8                       333-09229         Non-Statutory Stock Option Agreements between Olympic
                                               Financial Ltd. and Warren Kantor
S-8                       333-28909         Letter Agreement dated August 26, 1996, as amended, between
                                               Arcadia Financial Ltd. (formerly Olympic Financial Ltd.) and
                                               Warren Kantor
S-8                       333-28911         Non-Statutory Stock Option Agreements between Arcadia
                                               Financial Ltd. (formerly Olympic Financial Ltd.) and each of
                                               Richard A. Greenawalt and Warren Kantor
S-8                       333-63023         Non-Statutory Stock Option Agreement between Arcadia
                                               Financial Ltd. and Warrant Kantor
S-8                       333-63025         Employee Stock Purchase Plan
S-8                       333-63027         1990 Stock Option Plan

Minneapolis, Minnesota
March 16, 2000